Exhibit 99.1
Performant Financial Corporation Announces Financial Results for First Quarter 2023
Livermore, Calif., May 9, 2023 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity industry, today reported the following financial results for its first quarter ended March 31, 2023:

First Quarter Financial Highlights

•Total revenues of $25.7 million, compared to total revenues of $27.1 million in the prior year period.
•Healthcare revenues of $22.9 million, compared to $23.4 million in the prior year period, a decrease of approximately 2%
•Net loss of approximately $4.2 million, or $(0.06) per diluted share, compared to net loss of $1.7 million, or $(0.02) per diluted share, in the prior year period.
•Adjusted net loss was $3.6 million, or $(0.05) per diluted share, compared to adjusted net loss of $1.1 million, or $(0.02) per diluted share, in the prior year period.
•Adjusted EBITDA of $(1.7) million, compared to $0.3 million in the prior year period.

First Quarter 2023 Results
Total revenues in the first quarter were $25.7 million, a decrease from total revenues of $27.1 million in the prior year period. Healthcare revenues in the first quarter of 2023 were $22.9 million, a decrease of approximately 2% from $23.4 million in the prior year period. Within healthcare, claims-based services revenue in the first quarter of 2023 was $10.4 million, while revenues from eligibility-based services in the first quarter was $12.5 million.
“During the first quarter of 2023 we saw continued growth activities as we have seen in prior quarters, highlighted by our successful completion of 11 commercial implementations,” stated Simeon Kohl, CEO of Performant. “We saw lower MSP CRC available demands than we had expected, but we are pleased that overall demands began to return to expected levels by the end of the quarter. Based on the combination of the return to expected demand volumes along with the increased pace of implementations we saw this quarter, we currently anticipate that healthcare revenues for 2023 will remain in line with our previous guidance.”
Revenues from our Customer Care / Outsourced Services in the first quarter were $2.8 million, down $0.8 million compared to the prior year period.
Net loss for the first quarter was $4.2 million, or $(0.06) per share on a diluted basis, compared to a net loss of $1.7 million, or $(0.02) per share on a diluted basis, in the prior year period. Adjusted net loss for the first quarter was $3.6 million, or $(0.05) per share on a diluted basis, compared to adjusted net income of $1.1 million, or $(0.02) per diluted share, in the prior year period. Adjusted EBITDA for the first quarter was $(1.7) million as compared to $0.3 million in the prior year period.
As of March 31, 2023, the Company had cash, cash equivalents, and restricted cash of approximately $12.4 million.
“Our first quarter 2023 results remain on track for our continued goals of growing our healthcare market operations and we remain pleased with what we are seeing in terms of continued implementations and volume growth,” stated Rohit Ramchandani, Chief Financial Officer of Performant. “We are excited to continue growing the business and have our eye on both our revenue growth targets and the expansion of our EBITDA margins. As such, we are reiterating our guidance for 2023 healthcare revenues to be in the range of $105 million to $110 million and for full year 2023 adjusted EBITDA to be in the range of $2 million to $5 million.”

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its first quarter 2023 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 888-886-7786 (domestic) or 416-764-8658 (international).
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 87830265. The telephonic replay will be available approximately three hours after the call, through May 16, 2023.
About Performant Healthcare Solutions
Performant provides technology-enabled audit, recovery, and analytics services in the United States to the healthcare industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits, or COB) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

To learn more, please visit http://www.performanthealth.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2023 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; anticipated trends and challenges in our business and competition in the markets in which the Company operates; the impact of COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to meet liquidity and working capital needs; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.

More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2022 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,335	$23,384
Restricted cash	81	81
Trade accounts receivable	15,636	15,794
Contract assets	8,993	11,460
Prepaid expenses and other current assets	3,623	3,665
Income tax receivable	3,083	3,123
Total current assets	43,751	57,507
Property, equipment, and leasehold improvements, net	10,527	10,897
Goodwill	47,372	47,372
Right-of-use assets	794	2,057
Other assets	1,194	1,000
Total assets	$103,638	$118,833
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $58 and $17, respectively	$1,192	$983
Accrued salaries and benefits	5,818	6,938
Accounts payable	971	1,262
Other current liabilities	2,017	2,252
Contract liabilities	—	438
Estimated liability for appeals and disputes	863	1,106
Lease liabilities	623	1,228
Total current liabilities	11,484	14,207
Notes payable, net of current portion and unamortized debt issuance costs of $484 and $316, respectively	10,016	18,184
Lease liabilities	189	1,076
Other liabilities	887	881
Total liabilities	22,576	34,348
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2023 and December 31, 2022 respectively; issued and outstanding 75,505 and 75,505 shares at March 31, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	143,059	142,261
Accumulated deficit	(62,004)	(57,783)
Total stockholders’ equity	81,062	84,485
Total liabilities and stockholders’ equity	$103,638	$118,833

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$25,729	$27,083
Operating expenses:
Salaries and benefits	22,449	20,439
Other operating expenses	7,069	8,131
Total operating expenses	29,518	28,570
Loss from operations	(3,789)	(1,487)
Gain on sale of certain recovery contracts	3	—
Interest expense	(414)	(155)
Loss before provision for income taxes	(4,200)	(1,642)
Provision for income taxes	21	31
Net loss	$(4,221)	$(1,673)
Net loss per share
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)
Weighted average shares
Basic	75,505	69,873
Diluted	75,505	69,873

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,221)	$(1,673)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on disposal of assets and impairment of long-lived assets	32	(17)
Depreciation and amortization	1,247	1,102
Right-of-use assets amortization	1,263	475
Stock-based compensation	798	558
Interest expense from debt issuance costs	35	24
Gain on sale of certain recovery contracts	(3)	—
Changes in operating assets and liabilities:
Trade accounts receivable	158	971
Contract assets	2,467	(762)
Prepaid expenses and other current assets	42	(864)
Income tax receivable	40	74
Other assets	(194)	(2)
Accrued salaries and benefits	(1,120)	(2,541)
Accounts payable	(291)	67
Contract liabilities and other current liabilities	(673)	(1,815)
Estimated liability for appeals, disputes, and refunds	(243)	281
Lease liabilities	(1,492)	(536)
Other liabilities	6	7
Net cash used in operating activities	(2,149)	(4,651)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(909)	(700)
Proceeds from sale of certain recovery contracts	3	—
Net cash used in investing activities	(906)	(700)
Cash flows from financing activities:
Repayment of notes payable	(7,750)	(125)
Debt issuance costs paid	(244)	(2)
Proceeds from exercise of warrants	—	5,563
Net cash (used in) provided by financing activities	(7,994)	5,436
Net increase in cash, cash equivalents and restricted cash	(11,049)	85
Cash, cash equivalents and restricted cash at beginning of period	23,465	19,550
Cash, cash equivalents and restricted cash at end of period	$12,416	$19,635
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$12,335	$17,432
Restricted cash	81	2,203
Total cash, cash equivalents and restricted cash at end of period	$12,416	$19,635

Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$5	$1
Cash paid for interest	$582	$176

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Adjusted EBITDA:
Net income (loss)	$(4,221)	$(1,673)
Provision for income taxes	21	31
Interest expense (1)	414	155
Stock-based compensation	798	558
Depreciation and amortization	1,247	1,102
Severance expenses (3)	63	142
Other (4)	(1)	$4
Adjusted EBITDA	$(1,679)	$319

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(4,221)	$(1,673)
Stock-based compensation	798	558
Amortization of debt issuance costs (2)	35	24
Severance expenses (3)	63	142
Other (4)	(1)	4
Tax adjustments (5)	(246)	(200)
Adjusted net income (loss)	$(3,572)	$(1,145)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(4,221)	$(1,673)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	649	528
Adjusted net income (loss)	$(3,572)	$(1,145)
Adjusted net income (loss) per diluted share	$(0.05)	$(0.02)
Diluted average shares outstanding	75,505	69,873

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following preliminary estimates of our financial results as follows:

	Three months ended	Nine months ended	Year Ended
	March 31, 2023	December 31, 2023	December 31, 2023	December 31, 2022
	Actual	Estimate	Estimate	Actual
Adjusted EBITDA:
Net income (loss)	$(4,221)	$ (2,079) to (3,279)	$ (6,300) to (7,500)	$(6,537)
Provision for income taxes	21	(271) to 729	(250) to 750	132
Interest expense (1)	414	586 to 1,586	1,000 to 2,000	1,007
Stock-based compensation	798	1,702 to 2,702	2,500 to 3,500	3,036
Depreciation and amortization	1,247	3,753 to 4,753	5,000 to 6,000	4,524
Severance expenses (3)	63	(13) to 187	50 to 250	274
Other (4)	(1)	(1) to (1)	—	(372)
Gain on sale of land and buildings (6)	—	—	—	(1,120)
Adjusted EBITDA	$(1,679)	$ 3,677 to 6,677	$ 2,000 to 5,000	$944

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents professional fees related to strategic corporate development activities and gain on sale of certain non-healthcare recovery contracts in prior years.
(5)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(6)Represents gain on the sale of land and two office buildings.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the three months ended March 31, 2023, and for the years ended December 31, 2022 and 2021:

For the Three Months Ended
March 31, 2023
(in thousands)
Eligibility-based	$12,480
Claims-based	10,412
Healthcare Total	22,892
Recovery	19
Customer Care / Outsourced Services	2,818
Total	$25,729

	For the Three Months Ended				For the Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393